Contact:        Jim Gustafson
Investor Relations
DaVita Inc.
(310) 536-2585
DaVita Inc. 1st Quarter 2018 Results
Denver, Colorado, May 3, 2018 — DaVita Inc. (NYSE: DVA) today announced results for the quarter ended March 31, 2018.

•	Net income from continuing operations attributable to DaVita Inc. for the quarter ended March 31, 2018 was $191 million, or $1.05 per share.

•
Net income from continuing operations attributable to DaVita Inc. for the quarter ended March 31, 2017 was $441 million, or $2.26 per share. Adjusted net income from continuing operations attributable to DaVita Inc. for the quarter ended March 31, 2017 was $147 million, or $0.75 per share.

For the definitions of non-GAAP financial measures such as adjusted net income from continuing operations attributable to DaVita Inc., see the note titled “Note on Non-GAAP Financial Measures” below.
Financial and operating highlights include:
Cash flow: For the rolling twelve months ended March 31, 2018, consolidated operating cash flow was $1.405 billion, of which $993 million was from continuing operations. For the three months ended March 31, 2018, consolidated operating cash flow was $363 million, of which $206 million was from continuing operations. Free cash flow from continuing operations was $62 million and $447 million for the quarter and rolling twelve months ended March 31, 2018, respectively.
Operating income and adjusted operating income: Operating income for the quarter ended March 31, 2018 was $411 million. Operating income for the quarter ended March 31, 2017 was $876 million, and adjusted operating income for the same period was $380 million.
Calcimimetics: On January 1, 2018, both oral and IV forms of calcimimetics, a drug class taken by many patients with end stage renal disease to treat mineral bone disorder, became the financial responsibility of our U.S. dialysis and related lab services business for Medicare patients and are included in our payment under Medicare Part B. During the pass-through period, Medicare payment for calcimimetics is based on a pass through rate of the average sales price plus approximately 4%. Previously, calcimimetics were reimbursed under Medicare Part D through traditional pharmacies, including our pharmacy business, DaVita Rx. For the three months ended March 31, 2018, calcimimetics increased revenues and patient care costs at our U.S. dialysis and related lab services business, offset in part by a decrease in revenues and costs in our other ancillary services and strategic initiatives business due to calcimimetics.
Volume: Total U.S. dialysis treatments for the first quarter of 2018 were 7,174,026, or 92,568 treatments per day, representing a per day increase of 4.8% over the first quarter of 2017. Normalized non-acquired treatment growth in the first quarter of 2018 as compared to the first quarter of 2017 was 3.4%.
Effective income tax rate: Our effective income tax rate attributable to continuing operations was 23.4% for the quarter ended March 31, 2018. This effective tax rate is impacted by the amount of third party owners' income attributable to non-tax paying entities. The effective income tax rate attributable to DaVita Inc. was 27.0% for the quarter ended March 31, 2018.
Center activity: As of March 31, 2018, we provided dialysis services to a total of approximately 221,600 patients at 2,780 outpatient dialysis centers, of which 2,539 centers were located in the United States and 241 centers were located in 10 countries outside of the United States. During the first quarter of 2018, we opened a total of 28 new dialysis centers, acquired one dialysis center, and closed one center in the United States. We also acquired six dialysis centers and closed two dialysis centers outside of the United States.
New revenue accounting standard: On January 1, 2018, we adopted Topic 606, Revenue from Contracts with Customers, using the cumulative effect method. Results for reporting periods beginning on January 1, 2018 are presented under this new guidance, while prior periods remain unchanged. Due to a policy election we made allowing us to apply the new guidance only to contracts not completed as of January 1, 2018, we recognized $24 million in the first quarter of 2018 relating to Medicare bad debt revenue from 2017 dates of service.
Pending sale of DMG: As previously announced in December 2017, we entered into an agreement to sell our DMG division to Optum, a subsidiary of UnitedHealth Group Inc. for $4.9 billion in cash, subject to net working capital and other customary adjustments. The transaction is subject to regulatory approvals and other customary closing conditions, and we continue to expect it to close in 2018. As a result, the DMG business is classified as held for sale and the results of operations are reported as discontinued operations for all periods presented.
New debt capacity: On March 29, 2018, we entered into an agreement to increase our borrowing capacity under our existing Senior Secured Credit Agreement. Pursuant to this agreement, the Company entered into an additional $995 million Term Loan A-2 which bears interest at LIBOR plus 1.00%. As of March 31, 2018 the Company had drawn an initial $452 million on Term Loan A-2. The Company has drawn and intends to continue to draw on this new debt capacity as needed for any share repurchases made prior to the closing of the sale of DMG.
Share repurchases: During the quarter ended March 31, 2018, we repurchased a total of 4,197,304 shares of our common stock for approximately $298 million at an average price of $71.09 per share. We have also repurchased 4,350,135 shares of our common stock for $276 million at an average price of $63.44 per share from April 1, 2018 through May 2, 2018. As of May 2, 2018, we have a total of approximately $545 million in outstanding Board repurchase authorizations remaining under our stock repurchase program. These share repurchase authorizations have no expiration dates.
Outlook
The following forward-looking measures and the underlying assumptions involve significant risks and uncertainties, including those described herein, and actual results may vary significantly from these current forward-looking measures. The guidance below does not include the impact of currency fluctuations.

•	We still expect our Kidney Care consolidated operating income for 2018 to be in the range of $1.5 billion to $1.6 billion.

•	We still expect our operating cash flow from continuing operations for 2018 to be in the range of $1.4 billion to $1.6 billion.

•	We still expect our 2018 effective tax rate attributable to DaVita Inc. to be approximately 26.5% to 27.5%.
We will be holding a conference call to discuss our results for the first quarter ended March 31, 2018 on May 3, 2018 at 5:00 p.m. Eastern Time. To join the conference call, please dial (877) 918-6630 from the U.S. or (517) 308-9042 from outside the U.S., and provide the operator the password 'Earnings'. A replay of the conference call will be available on our website at investors.davita.com, for the following 30 days.

Note on Non-GAAP Financial Measures
As used in this press release the term “adjusted” refers to non-GAAP measures as follows, each as reconciled to its most comparable GAAP measure as presented in the non-GAAP reconciliations in the notes to this press release: (i) for income measures, the term “adjusted” refers to operating performance measures that exclude certain items such as impairment charges, gains (losses) on ownership changes, restructuring charges, accruals for legal matters, recent federal tax reform legislation, and gains and charges associated with settlements; and (ii) the term “adjusted effective income tax rate attributable to DaVita Inc.” represents the Company’s effective tax rate excluding applicable non-GAAP items and noncontrolling owners’ income that primarily relates to non-tax paying entities.
These non-GAAP or “adjusted” measures are presented because management believes these measures are useful adjuncts to GAAP results. However, these non-GAAP measures should not be considered alternatives to the corresponding measures determined under GAAP.
Specifically, we use adjusted operating income, adjusted net income from continuing operations and adjusted diluted net income from continuing operations per share attributable to DaVita Inc. to compare and evaluate our performance period over period and relative to competitors, to analyze the underlying trends in our business, to establish operational budgets and forecasts and for incentive compensation purposes. We believe these non-GAAP measures are useful to management, investors and analysts in evaluating our performance over time and relative to competitors, as well as in analyzing the underlying trends in our business. We also believe these presentations enhance a user's understanding of our normal consolidated operating income by excluding certain items which we do not believe are indicative of our ordinary results of operations. As a result, adjusting for these amounts allows for comparison to our normalized prior period results.
In addition, the effective income tax rate attributable to DaVita Inc. excludes noncontrolling owners' income that primarily relates to non-tax paying entities and the adjusted effective income tax rate attributable to DaVita Inc. excludes noncontrolling owners' income that primarily relates to non-tax paying entities, and certain non-deductible and other charges which we do not believe are indicative of our ordinary results. Accordingly, we believe these adjusted effective income tax rates are useful to management, investors and analysts in evaluating our performance concerning and establishing expectations for income taxes incurred on our ordinary results attributable to DaVita Inc.
Finally, free cash flow from continuing operations represents net cash provided by operating activities from continuing operations less distributions to noncontrolling interests and capital expenditures for routine maintenance and information technology from continuing operations. We believe this non-GAAP measure is useful to management, investors and analysts as an adjunct to cash flow from operating activities from continuing operations and other measures under GAAP, since free cash flow from continuing operations is meaningful for assessing our ability to fund acquisition and development activities and meet our debt service obligations.
It is important to bear in mind that these non-GAAP "adjusted" measures are not measures of financial performance or liquidity under GAAP and should not be considered in isolation from, nor as substitutes for, their most comparable GAAP measures. Reconciliations of the non-GAAP measures presented herein to their most comparable GAAP measures are included at Notes 2, 3, 4 and 5 at the end of this press release.

DaVita Inc. and its representatives may from time to time make written and oral forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”), including statements in this release, filings with the Securities and Exchange Commission (“SEC”), reports to stockholders and in meetings with investors and analysts. All such statements in this release, during the related presentation or other meetings, other than statements of historical fact, are forward-looking statements and as such are intended to be covered by the safe harbor for “forward-looking statements” provided by the PSLRA. Without limiting the foregoing, statements including the words “expect,” “intend,” “will,” “plan,” “anticipate,” “believe,” “forecast,” “guidance,” “outlook,” “goals,” and similar expressions are intended to identify forward-looking statements.
The forward-looking statements should be considered in light of these risks and uncertainties. All forward-looking statements in this release are based on information available to us on the date of this presentation. We undertake no obligation to publicly update or revise any of our guidance, the assessment of the underlying assumptions or other forward-looking statements, whether as a result of changed circumstances, new information, future events or otherwise.
These forward-looking statements could include but are not limited to statements related to our guidance and expectations for our 2018 Kidney Care consolidated operating income, our 2018 operating cash flows from continuing operations, our 2018 effective tax rate attributable to DaVita Inc., our expectations related to our stock repurchase program, and uncertainties associated with the other risk factors set forth in our most recent annual report on Form 10-K for the year ended December 31, 2017, and the other risks discussed in our subsequent periodic and current reports filed with the SEC from time to time.
Our actual results could differ materially from any forward-looking statements due to numerous factors that involve substantial known and unknown risks and uncertainties. These risks and uncertainties include, among other things, and are qualified in their entirety by reference to the full text of those risk factors in our SEC filings relating to:

•
the concentration of profits generated by higher-paying commercial payor plans for which there is continued downward pressure on average realized payment rates, and a reduction in the number of patients under such plans, including as a result of restrictions or prohibitions on the use and/or availability of charitable premium assistance, which may result in the loss of revenues or patients, or our making incorrect assumptions about how our patients will respond to any change in financial assistance from charitable organizations;

•
the extent to which the ongoing implementation of healthcare exchanges or changes in or new legislation, regulations or guidance, or enforcement thereof, including among other things those regarding the exchanges, results in a reduction in reimbursement rates for our services from and/or the number of patients enrolled in higher-paying commercial plans;

•	a reduction in government payment rates under the Medicare End Stage Renal Disease program or other government-based programs;

•	the impact of the Medicare Advantage benchmark structure;

•	risks arising from potential and proposed federal and/or state legislation or regulation, including healthcare-related and labor-related legislation or regulation;

•
the impact of the changing political environment and related developments on the current health care marketplace and on our business, including with respect to the future of the Affordable Care Act, the exchanges and many other core aspects of the current health care marketplace;

•	uncertainties related to the impact of federal tax reform legislation;

•	changes in pharmaceutical practice patterns, reimbursement and payment policies and processes, or pharmaceutical pricing, including with respect to calcimimetics;

•
legal compliance risks, such as our continued compliance with complex government regulations and the provisions of our current corporate integrity agreement and current or potential investigations by various government entities and related government or private-party proceedings, and restrictions on our business and operations required by our corporate integrity agreement and other current or potential settlement terms, and the financial impact thereof and our ability to recover any losses related to such legal matters from third parties;

•	continued increased competition from large- and medium-sized dialysis providers and others who compete, or will compete directly with us;

•
our ability to reduce administrative expenses while maintaining targeted levels of service and operating performance, including our ability to achieve anticipated savings from our recent restructurings;

•
our ability to maintain contracts with physician medical directors, changing affiliation models for physicians, and the emergence of new models of care introduced by the government or private sector that may erode our patient base and reimbursement rates, such as accountable care organizations, independent practice associations and integrated delivery systems;

•
our ability to complete acquisitions, mergers or dispositions that we might announce or be considering, on terms favorable to us or at all, or to integrate and successfully operate any business we may acquire or have acquired, or to successfully expand our operations and services to markets outside the United States, or to businesses outside of dialysis;

•	noncompliance by us or our business associates with any privacy laws or any security breach involving the misappropriation, loss or other unauthorized use or disclosure of confidential information;

•	the variability of our cash flows;

•
factors that may impact our ability to repurchase stock under our stock repurchase program and the timing of any such stock repurchases, including market conditions, the price of our common stock, our cash flow position, borrowing capacity and leverage ratios, and legal, regulatory and contractual requirements;

•
the risk that we might invest material amounts of capital and incur significant costs in connection with the growth and development of our international operations, yet we might not be able to operate them profitably anytime soon, if at all;

•	risks arising from the use of accounting estimates, judgments and interpretations in our financial statements;

•	impairment of our goodwill, investments or other assets;

•
the risks and uncertainties associated with the timing, conditions and receipt of regulatory approvals and satisfaction of other closing conditions of the DMG sale transaction and potential disruption in connection with the DMG sale transaction making it more difficult to maintain business and operational relationships;

•	the risk that laws regulating the corporate practice of medicine could restrict the manner in which DMG conducts its business;

•	the risk that the cost of providing services under DMG’s agreements may exceed our compensation;

•	the risk that reductions in reimbursement rates, including Medicare Advantage rates, and future regulations may negatively impact DMG’s business, revenue and profitability;

•	the risk that DMG may not be able to successfully establish a presence in new geographic regions or successfully address competitive threats that could reduce its profitability;

•	the risk that a disruption in DMG’s healthcare provider networks could have an adverse effect on DMG’s business operations and profitability;

•	the risk that reductions in the quality ratings of health maintenance organization plan customers of DMG could have an adverse effect on DMG’s business; and

•	the risk that health plans that acquire health maintenance organizations may not be willing to contract with DMG or may be willing to contract only on less favorable terms.

DAVITA INC.
CONSOLIDATED STATEMENTS OF INCOME
(unaudited)
(dollars in thousands, except per share data)

	Three months ended March 31,
	2018	2017
Dialysis and related lab patient service revenues	$2,591,074	$2,422,786
Provision for uncollectible accounts	25,545	(107,058)
Net dialysis and related lab patient service revenues	2,616,619	2,315,728
Other revenues	232,825	315,523
Total revenues	2,849,444	2,631,251
Operating expenses and charges:
Patient care costs and other costs	2,035,585	1,852,045
General and administrative	266,529	262,895
Depreciation and amortization	142,799	132,884
Equity investment income	(155)	(677)
Provision for uncollectible accounts	(6,000)	1,910
Investment and other asset impairments	—	15,168
Goodwill impairment charges	—	24,198
Gain on changes in ownership interests	—	(6,273)
Gain on settlement, net	—	(526,827)
Total operating expenses and charges	2,438,758	1,755,323
Operating income	410,686	875,928
Debt expense	(113,516)	(104,397)
Other income, net	4,582	3,986
Income from continuing operations before income taxes	301,752	775,517
Income tax expense	70,737	281,665
Net income from continuing operations	231,015	493,852
Net (loss) income from discontinued operations, net of tax	(5,786)	6,433
Net income	225,229	500,285
Less: Net income attributable to noncontrolling interests	(46,543)	(52,588)
Net income attributable to DaVita Inc.	$178,686	$447,697
Earnings per share:
Basic net income from continuing operations per share attributable to DaVita Inc.	$1.07	$2.29
Basic net income per share attributable to DaVita Inc.	$1.00	$2.33
Diluted net income from continuing operations per share attributable to DaVita Inc.	$1.05	$2.26
Diluted net income per share attributable to DaVita Inc.	$0.98	$2.29
Weighted average shares for earnings per share:
Basic	178,957,865	192,376,735
Diluted	181,834,547	195,281,014
Amounts attributable to DaVita Inc.:
Net income from continuing operations	$191,015	$440,905
Net (loss) income from discontinued operations	(12,329)	6,792
Net income attributable to DaVita Inc.	$178,686	$447,697

DAVITA INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(unaudited)
(dollars in thousands)

	Three months ended March 31,
	2018	2017
Net income	$225,229	$500,285
Other comprehensive income, net of tax:
Unrealized gains (losses) on interest rate cap agreements:
Unrealized gains (losses) on interest rate cap agreements	1,050	(3,188)
Reclassifications of net realized losses on interest rate cap agreements into net income	1,537	1,265
Unrealized gains on investments:
Unrealized gains on investments	—	1,557
Reclassification of net investment realized gains into net income	—	(140)
Unrealized gains on foreign currency translation:
Foreign currency translation adjustments	19,881	13,261
Other comprehensive income	22,468	12,755
Total comprehensive income	247,697	513,040
Less: Comprehensive income attributable to noncontrolling interests	(46,543)	(52,586)
Comprehensive income attributable to DaVita Inc.	$201,154	$460,454

DAVITA INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(dollars in thousands)

	Three months ended March 31,
	2018	2017
Cash flows from operating activities:
Net income	$225,229	$500,285
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	142,799	190,206
Impairment charges	—	39,366
Stock-based compensation expense	9,685	9,601
Deferred income taxes	43,617	20,091
Equity investment income, net	3,564	1,423
Other non-cash charges, net	9,959	9,464
Changes in operating assets and liabilities, net of effect of acquisitions and divestitures:
Accounts receivable	(63,701)	16,168
Inventories	57,621	(8,909)
Other receivables and other current assets	(34,120)	(84,511)
Other long-term assets	2,054	(2,310)
Accounts payable	(62,830)	(26,214)
Accrued compensation and benefits	(62,550)	(62,825)
Other current liabilities	49,379	(9,633)
Income taxes	30,772	258,490
Other long-term liabilities	11,061	14,479
Net cash provided by operating activities	362,539	865,171
Cash flows from investing activities:
Additions of property and equipment	(232,443)	(214,535)
Acquisitions	(16,582)	(77,236)
Proceeds from asset and business sales	18,535	46,612
Purchase of investments available for sale	(2,646)	(2,358)
Purchase of investments held-to-maturity	(3,586)	(121,645)
Proceeds from sale of investments available for sale	5,151	4,025
Proceeds from investments held-to-maturity	31,454	116,285
Purchase of equity investments	(2,476)	(1,135)
Distributions received on equity investments	2,465	—
Net cash used in investing activities	(200,128)	(249,987)

DAVITA INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS - continued
(unaudited)
(dollars in thousands)

	Three months ended March 31,
	2018	2017
Cash flows from financing activities:
Borrowings	13,306,898	12,803,015
Payments on long-term debt and other financing costs	(13,202,225)	(12,839,156)
Purchase of treasury stock	(290,377)	—
Stock award exercises and other share issuances, net	(1,185)	3,330
Distributions to noncontrolling interests	(45,467)	(43,316)
Contributions from noncontrolling interests	12,009	17,989
Purchases of noncontrolling interests	(2,200)	(799)
Net cash used in financing activities	(222,547)	(58,937)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	6,668	2,820
Net (decrease) increase in cash, cash equivalents and restricted cash	(53,468)	559,067
Less: Net increase in cash, cash equivalents and restricted cash from discontinued operations	17,834	24,493
Net (decrease) increase in cash, cash equivalents and restricted cash from continuing operations	(71,302)	534,574
Cash, cash equivalents and restricted cash of continuing operations at beginning of the year	518,920	683,463
Cash, cash equivalents and restricted cash of continuing operations at end of the period	$447,618	$1,218,037

DAVITA INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)
(dollars in thousands, except per share data)

	March 31, 2018	December 31, 2017
ASSETS
Cash and cash equivalents	$358,874	$508,234
Restricted cash and equivalents	88,744	10,686
Short-term investments	4,602	32,830
Accounts receivable, net	1,830,590	1,714,750
Inventories	125,555	181,799
Other receivables	415,914	372,919
Income tax receivable	18,660	49,440
Prepaid and other current assets	106,351	112,058
Current assets held for sale	5,724,265	5,761,642
Total current assets	8,673,555	8,744,358
Property and equipment, net of accumulated depreciation of $3,230,717 and $3,103,662	3,185,223	3,149,213
Intangible assets, net of accumulated amortization of $360,828 and $356,774	113,366	113,827
Equity method and other investments	245,564	245,534
Long-term investments	34,344	37,695
Other long-term assets	51,728	47,287
Goodwill	6,638,592	6,610,279
	$18,942,372	$18,948,193
LIABILITIES AND EQUITY
Accounts payable	$437,733	$509,116
Other liabilities	544,846	552,662
Accrued compensation and benefits	526,183	616,116
Current portion of long-term debt	184,136	178,213
Current liabilities held for sale	1,254,625	1,185,070
Total current liabilities	2,947,523	3,041,177
Long-term debt	9,279,885	9,158,018
Other long-term liabilities	391,156	365,325
Deferred income taxes	507,226	486,247
Total liabilities	13,125,790	13,050,767
Commitments and contingencies:
Noncontrolling interests subject to put provisions	1,034,501	1,011,360
Equity:
Preferred stock ($0.001 par value, 5,000,000 shares authorized; none issued)
Common stock ($0.001 par value, 450,000,000 shares authorized; 182,660,712 and 182,462,278 shares issued and 178,463,408 and 182,462,278 shares outstanding, respectively)	183	182
Additional paid-in capital	1,030,772	1,042,899
Retained earnings	3,820,767	3,633,713
Treasury stock (4,197,304 and zero shares, respectively)	(298,377)	—
Accumulated other comprehensive income	27,335	13,235
Total DaVita Inc. shareholders' equity	4,580,680	4,690,029
Noncontrolling interests not subject to put provisions	201,401	196,037
Total equity	4,782,081	4,886,066
	$18,942,372	$18,948,193

DAVITA INC.
SUPPLEMENTAL FINANCIAL DATA
(unaudited)
(dollars in millions, except for per share and per treatment data)

	Three months ended
	March 31, 2018	December 31, 2017	March 31, 2017 (1)
1. Consolidated Financial Results:
Consolidated revenues(2)	$2,849	$2,781	$2,631
Operating income	$411	$150	$876
Adjusted operating income excluding certain items(3)	$411	$430	$380
Operating income margin	14.4%	5.4%	33.3%
Adjusted operating income margin excluding certain items(3) (7)	14.4%	15.5%	14.4%
Net income from continuing operations attributable to DaVita Inc.	$191	$156	$441
Adjusted net income from continuing operations attributable to DaVita Inc. excluding certain items(3)	$191	$170	$147
Diluted net income from continuing operations per share attributable to DaVita Inc.	$1.05	$0.85	$2.26
Adjusted diluted net income from continuing operations per share attributable to DaVita Inc. excluding certain items (3)	$1.05	$0.92	$0.75

2. Consolidated Business Metrics:
Expenses
General and administrative expenses as a percent of consolidated revenues(4)	9.4%	9.5%	10.0%
Effective tax rate	23.4%	(320.9)%	36.3%
Effective tax rate attributable to DaVita Inc.(3)	27.0%	(2,590.5)%	39.0%
Adjusted effective tax rate attributable to DaVita Inc.(3)	27.0%	40.4%	39.6%

3. Summary of Division Financial Results:
Revenues(2)
Kidney Care:
U.S. dialysis and related lab patient services and other	$2,538	$2,393	$2,271
Other—Ancillary services and strategic initiatives
U.S. other	237	316	315
International dialysis patient service and other	103	95	63
	340	410	378
Eliminations	(29)	(23)	(18)
Total consolidated revenues	$2,849	$2,781	$2,631
Operating income (loss)
Kidney Care:
U.S. dialysis and related lab services	$433	$459	$945
Other—Ancillary services and strategic initiatives
U.S.	(5)	(2)	(53)
International	(2)	(294)	(5)
	(7)	(296)	(58)
Corporate administrative support	(16)	(12)	(11)
Total consolidated operating income	$411	$150	$876

DAVITA INC.
SUPPLEMENTAL FINANCIAL DATA - continued
(unaudited)
(dollars in millions, except for per share and per treatment data)

	Three months ended
	March 31, 2018	December 31, 2017	March 31, 2017 (1)
4. Summary of Reportable Segment Financial Results:
U.S. Dialysis and Related Lab Services
Revenue:(2)
Net dialysis and related lab patient service revenues	$2,533	$2,388	$2,266
Other revenues	5	5	5
Total operating revenues	2,538	2,393	2,271
Operating expenses:
Patient care costs	1,779	1,619	1,548
General and administrative	196	186	188
Depreciation and amortization	135	134	125
Equity investment income	(5)	(5)	(8)
Gain on settlement, net	—	—	(527)
Total operating expenses	2,105	1,934	1,326
Segment operating income	$433	$459	$945
Reconciliation for non-GAAP measure:
Less:
Gain on settlement, net	—	—	(527)
Equity investment income related to gain on settlement	—	—	(3)
Adjusted segment operating income(3)	$433	$459	$415

5. U.S. Dialysis and Related Lab Services Business Metrics:
Volume
Treatments	7,174,026	7,244,555	6,804,384
Number of treatment days	77.5	78.5	77.0
Treatments per day	92,568	92,287	88,369
Per day year over year increase	4.8%	5.8%	3.7%
Normalized non-acquired treatment growth year over year	3.4%	3.5%	3.8%
Operating net revenues(2)
Dialysis and related lab services net revenue per treatment	$353.05	$329.68	$333.00
Revenue per treatment changes from previous quarter	7.1%	0.1%	(1.0)%
Revenue per treatment changes from previous year	6.0%	(2.0)%	(0.5)%
Percent of consolidated revenues	88.4%	85.5%	85.9%

DAVITA INC.
SUPPLEMENTAL FINANCIAL DATA - continued
(unaudited)
(dollars in millions, except for per share and per treatment data)

	Three months ended
	March 31, 2018	December 31, 2017	March 31, 2017 (1)
5. U.S. Dialysis and Related Lab Services Business Metrics: (continued)
Expenses
Patient care costs
Percent of total segment operating net revenues	70.1%	67.6%	68.1%
Per treatment	$248.02	$223.47	$227.47
Per treatment changes from previous quarter	11.0%	—%	(0.1)%
Per treatment changes from previous year	9.0%	(1.8)%	1.0%
General and administrative expenses
Percent of total segment operating net revenues	7.7%	7.8%	8.3%
Per treatment	$27.28	$25.67	$27.65
Per treatment changes from previous quarter	6.3%	(6.2)%	(4.1)%
Per treatment changes from previous year	(1.3)%	(10.9)%	2.5%
Accounts receivable
Net receivables	1,620	1,524	1,335
DSO	59	60	54

6. Discontinued Operations
Operating results
Net revenues(2)	$1,228	$1,215	$1,087
Expenses	1,226	1,238	1,075
Income (loss) from discontinued operations before taxes	2	(23)	12
Income tax (expense) benefit	(7)	167	(6)
Net (loss) income from discontinued operations, net of tax	$(6)	$144	$6

7. Cash Flow:
Operating cash flow	$362.5	$342.9	$865.2
Operating cash flow from continuing operations	$206.3	$286.7	$769.6
Operating cash flow from continuing operations, last twelve months	$992.6	$1,555.9	$2,105.3
Free cash flow from continuing operations(3)	$61.6	$149.9	$657.0
Free cash flow from continuing operations, last twelve months(3)	$446.9	$1,042.3	$1,610.9
Capital expenditures from continuing operations:
Routine maintenance/IT/other	$99.3	$91.4	$69.3
Development and relocations	$102.1	$151.8	$117.4
Acquisition expenditures	$15.7	$57.0	$58.4
Proceeds from sale of self-developed properties	$18.2	$7.0	40.9

DAVITA INC.
SUPPLEMENTAL FINANCIAL DATA - continued
(unaudited)
(dollars in millions, except for per share and per treatment data)

	Three months ended
	March 31, 2018	December 31, 2017	March 31, 2017 (1)
8. Debt and Capital Structure:
Total debt(5)(6)	$9,526	$9,400	$9,162
Net debt, net of cash and cash equivalents(5)(6)	$9,167	$8,892	$7,952
Leverage ratio (see calculation on page 15)	3.75x	3.63x	3.03x
Overall weighted average effective interest rate during the quarter	4.87%	4.80%	4.55%
Overall weighted average effective interest rate at end of the quarter	4.98%	4.88%	4.64%
Weighted average effective interest rate on the senior secured credit facilities at end of the quarter	4.67%	4.45%	3.95%
Fixed and economically fixed interest rates as a percentage of our total debt	51%	52%	53%
Fixed and economically fixed interest rates, including our interest rate cap agreements, as a percentage of our total debt	88%	89%	91%
Certain columns, rows or percentages may not sum or recalculate due to the use of rounded numbers.
_________________

(1)
As a result of the pending sale of DMG announced in December 2017, the DMG business has been classified as held for sale and its results of operations are presented as discontinued operations for all periods presented.

(2)
On January 1, 2018, the Company adopted FASB Accounting Standards Codification Topic 606 Revenue from Contracts with Customers using the cumulative effect method for those contracts which were not completed as of January 1, 2018. Results for reporting periods beginning on and after January 1, 2018 are presented under Topic 606, while prior period amounts continue to be reported in accordance with our historical accounting under Revenue Recognition (Topic 605).

(3)
These are non-GAAP financial measures. For a reconciliation of these non-GAAP financial measures to their most comparable measure calculated and presented in accordance with GAAP, and for a definition of adjusted amounts, see attached reconciliation schedules.

(4)
Consolidated percentages of revenues are comprised of the dialysis and related lab services business and other ancillary services and strategic initiatives. General and administrative expenses includes certain corporate support and long-term incentive compensation.

(5)
The reported balance sheet amounts at March 31, 2018, December 31, 2017, and March 31, 2017, exclude $62.0 million, $64.0 million and $75.9 million, respectively, of a debt discount associated with our Term Loan B and other deferred financing costs. The reported balance sheet amounts exclude DMG debt which is classified as held for sale liabilities for all periods presented.

(6)	The reported total debt and net debt, net of cash and cash equivalents excludes DMG cash and debt classified as held for sale assets and liabilities, respectively, for all periods presented.

(7)	Adjusted operating income margin is a calculation of adjusted operating income divided by consolidated revenues.

DAVITA INC.
SUPPLEMENTAL FINANCIAL DATA-continued
(unaudited)
(dollars in thousands)
Note 1: Calculation of the Leverage Ratio
Under the senior secured credit facilities (Credit Agreement), the leverage ratio is defined as all funded debt plus the face amount of all letters of credit issued, minus cash and cash equivalents, including short-term investments, divided by “Consolidated EBITDA”. The leverage ratio determines the interest rate margin payable by the Company for its Term Loan A and revolving line of credit under the Credit Agreement by establishing the margin over the base interest rate (LIBOR) that is applicable. The following leverage ratio was calculated using “Consolidated EBITDA” as defined in the Credit Agreement. The calculation below is based on the last twelve months of “Consolidated EBITDA”, pro forma for routine acquisitions that occurred during the period. The Company’s management believes the presentation of “Consolidated EBITDA” is useful to users to enhance their understanding of the Company’s leverage ratio under its Credit Agreement. The leverage ratio calculated by the Company is a non-GAAP measure and should not be considered a substitute for debt to net income attributable to DaVita Inc., net income attributable to DaVita Inc. or total debt as determined in accordance with United States generally accepted accounting principles (GAAP). The Company’s calculation of its leverage ratio might not be calculated in the same manner as, and thus might not be comparable to, similarly titled measures by other companies.

Rolling twelve months ended March 31, 2018
Net income attributable to DaVita Inc.	$394,607
Income taxes	(250,715)
Interest expense	407,239
Depreciation and amortization	730,077
Impairment charges	942,223
Noncontrolling interests and equity investment income, net	193,007
Stock-settled stock-based compensation	35,097
Gain on changes in ownership interest, net	(17,129)
Other	1,552
“Consolidated EBITDA”	$2,435,958

March 31, 2018
Total debt, excluding debt discount and other deferred financing costs of $62.0 million	$9,563,255
Letters of credit issued	36,917
9,600,172
Less: Cash and cash equivalents including short-term investments (excluding DMG’s physician owned entities cash)	(470,088)
Consolidated net debt	$9,130,084
Last twelve months “Consolidated EBITDA”	$2,435,958
Leverage ratio	3.75x
In accordance with the Credit Agreement, the Company’s leverage ratio cannot exceed 4.50 to 1.00 as of March 31, 2018. At that date the Company’s leverage ratio did not exceed 4.50 to 1.00.

DAVITA INC.
RECONCILIATIONS FOR NON-GAAP MEASURES
(unaudited)
(dollars in thousands, except for per share data)

The following Notes 2 through 5 provide reconciliations of non-GAAP financial measures presented in this press release to their most comparable GAAP measures. For more information on the nature, purposes and limitations of these non-GAAP measures, see our “Note on Non-GAAP Financial Measures” on page 3.

Note 2:	Adjusted net income from continuing operations and adjusted diluted net income from continuing operations per share attributable to DaVita Inc.

	Three months ended
	March 31, 2018	December 31, 2017	March 31, 2017
Net income from continuing operations attributable to DaVita Inc.	$191,015	$156,210	$440,905
Tax reform	—	(251,510)	—
Goodwill impairment charges	—	—	24,198
Impairment of investments	—	280,066	—
Impairment of other assets	—	—	15,168
Gain on settlement, net	—	—	(526,827)
Equity investment income related to gain on settlement	—	—	(2,677)
Gain on APAC JV ownership changes	—	—	(6,273)
Noncontrolling interests associated with adjustments:
Goodwill impairment charges	—	—	(6,880)
Gain on settlement, net	—	—	24,029
Related income tax	—	(14,418)	185,162
Adjusted net income from continuing operations attributable to DaVita Inc.	$191,015	$170,348	$146,805
Diluted net income from continuing operations per share attributable to DaVita Inc.	$1.05	$0.85	$2.26
Tax reform	—	(1.36)	—
Goodwill impairment charges	—	—	0.12
Impairment of investments	—	1.52	—
Impairment of other assets	—	—	0.08
Gain on settlement, net	—	—	(2.70)
Equity investment income related to gain on settlement	—	—	(0.01)
Gain on APAC JV ownership changes	—	—	(0.03)
Noncontrolling interests associated with adjustments:
Goodwill impairment charges	—	—	(0.04)
Gain on settlement, net	—	—	0.12
Related income tax	—	(0.08)	0.95
Adjusted diluted net income from continuing operations per share attributable to DaVita Inc.	$1.05	$0.92	$0.75
Certain columns or rows may not sum or recalculate due to the use of rounded numbers.

DAVITA INC.
RECONCILIATIONS FOR NON-GAAP MEASURES - continued
(unaudited)
(dollars in thousands)
Note 3:    Adjusted operating income

	Three months ended
	March 31, 2018	December 31, 2017	March 31, 2017
Consolidated:
Operating income	$410,686	$150,337	$875,928
Goodwill impairment charges	—	—	24,198
Impairment of investments	—	280,066	—
Impairment of other assets	—	—	15,168
Gain on settlement, net	—	—	(526,827)
Equity investment income related to gain on settlement	—	—	(2,677)
Gain on APAC JV ownership changes	—	—	(6,273)
Adjusted operating income	$410,686	$430,403	$379,517

	Three months ended
	March 31, 2018	December 31, 2017	March 31, 2017
Kidney Care:
U.S. dialysis and related lab services:
Segment operating income	$433,380	$459,210	$944,740
Gain on settlement, net	—	—	(526,827)
Equity investment income related to gain on settlement	—	—	(2,677)
Adjusted U.S. dialysis and related lab services operating income	433,380	459,210	415,236
Other - Ancillary services and strategic initiatives:
U.S.
Segment operating loss	(5,186)	(2,452)	(53,027)
Goodwill impairment charges	—	—	24,198
Impairment of other assets	—	—	15,168
Adjusted operating loss	(5,186)	(2,452)	(13,661)
International
Segment operating loss	(1,804)	(294,043)	(5,193)
Impairment of investments	—	280,066	—
Gain on APAC JV ownership changes	—	—	(6,273)
Adjusted operating loss	(1,804)	(13,977)	(11,466)
Adjusted Other - Ancillary services and strategic initiatives operating loss	(6,990)	(16,428)	(25,127)
Corporate administrative support:
Segment operating loss	(15,704)	(12,378)	(10,592)
Adjusted Kidney Care operating income	$410,686	$430,403	$379,517
Certain columns or rows may not sum or recalculate due to the use of rounded numbers.

DAVITA INC.
RECONCILIATIONS FOR NON-GAAP MEASURES - continued
(unaudited)
(dollars in thousands)
Note 4:    Effective income tax rates and adjusted effective income tax rates
The effective income tax rate and effective income tax rate attributable to DaVita Inc. is computed as follows:

	Three months ended
	March 31, 2018	December 31, 2017	March 31, 2017
Income from continuing operations before income taxes	$301,752	$46,825	$775,517
Income tax expense (benefit)	$70,737	$(150,267)	$281,665
Effective income tax rate	23.4%	(320.9)%	36.3%

	Three months ended
	March 31, 2018	December 31, 2017	March 31, 2017
Income from continuing operations before income taxes	$301,752	$46,825	$775,517
Less: Noncontrolling owners’ income primarily attributable to non-tax paying entities	(40,088)	(41,019)	(53,012)
Income before income taxes attributable to DaVita Inc.	$261,664	$5,806	$722,505

Income tax expense (benefit)	$70,737	$(150,267)	$281,665
Less: Income tax attributable to noncontrolling interests	(88)	(137)	(65)
Income tax expense (benefit) attributable to DaVita Inc.	$70,649	$(150,404)	$281,600

Effective income tax rate attributable to DaVita Inc.	27.0%	(2,590.5)%	39.0%
Certain columns, rows or percentages may not sum or recalculate due to the use of rounded numbers.

DAVITA INC.
RECONCILIATIONS FOR NON-GAAP MEASURES - continued
(unaudited)
(dollars in thousands)
The adjusted effective income tax rate attributable to DaVita Inc. is computed as follows:

	Three months ended
	March 31, 2018	December 31, 2017	March 31, 2017
Income from continuing operations before income taxes	$301,752	$46,825	$775,517
Goodwill impairment charges	—	—	24,198
Impairment of investments	—	280,066	—
Impairment of other assets	—	—	15,168
Gain on settlement, net	—	—	(526,827)
Equity investment income related to gain on settlement	—	—	(2,677)
Gain on APAC JV ownership changes	—	—	(6,273)
Noncontrolling owners’ income primarily attributable to non-tax paying entities	(40,088)	(41,019)	(53,012)
Noncontrolling interests associated with adjustments
Goodwill impairment charges	—	—	(6,880)
Gain on settlement, net	—	—	24,029
Adjusted income from continuing operations before income taxes attributable to DaVita Inc.	$261,664	$285,872	$243,243
Income tax expense (benefit)	$70,737	$(150,267)	$281,665
Add income tax related to:
Tax reform	—	251,510	—
Goodwill impairment charges	—	—	6,568
Impairment of investments	—	14,418	—
Impairment of other assets	—	—	5,752
Less income tax related to:
Gain on settlement, net	—	—	(197,482)
Noncontrolling interests	(88)	(137)	(65)
Adjusted income tax attributable to DaVita Inc.	$70,649	$115,524	$96,438
Adjusted effective income tax rate attributable to DaVita Inc.	27.0%	40.4%	39.6%
Certain columns, rows or percentages may not sum or recalculate due to the use of rounded numbers.

DAVITA INC.
RECONCILIATIONS FOR NON-GAAP MEASURES - continued
(unaudited)
(dollars in thousands)
Note 5:    Free cash flow from continuing operations

	Three months ended
	March 31, 2018	December 31, 2017	March 31, 2017
Cash provided by continuing operating activities	$206,291	$286,716	$769,586
Less: Distributions to noncontrolling interests	(45,467)	(45,429)	(43,316)
Cash provided by continuing operating activities attributable to DaVita Inc.	160,824	241,287	726,270
Less: Expenditures for routine maintenance and information technology	(99,268)	(91,355)	(69,302)
Free cash flow from continuing operations	$61,556	$149,932	$656,968

	Rolling 12-Month Period
	March 31, 2018	December 31, 2017	March 31, 2017
Cash provided by continuing operating activities	$992,597	$1,555,892	$2,105,259
Less: Distributions to noncontrolling interests	(213,043)	(210,892)	(185,089)
Cash provided by continuing operating activities attributable to DaVita Inc.	779,554	1,345,000	1,920,170
Less: Expenditures for routine maintenance and information technology	(332,663)	(302,697)	(309,311)
Free cash flow from continuing operations	$446,891	$1,042,303	$1,610,859
Certain columns or rows may not sum or recalculate due to the use of rounded numbers.